UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PAN AMERICAN GOLDFIELDS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAN AMERICAN GOLDFIELDS LTD.
570 Granville Street, Suite 1200
Vancouver, BC V6C 3P1

June 11, 2013

Dear Fellow Stockholders:

We recently sent you a letter regarding the 2013 Annual Meeting of Stockholders.  We want to reiterate that this meeting is critical for the future of Pan American Goldfields and all of its stockholders.  This is a contested director election; please make your voice heard and vote the WHITE proxy card enclosed with this letter.  If you receive a proxy card from Vortex, please discard it.

YOUR VOTE IS IMPORTANT

VOTE TODAY FOR ALL OF THE NOMINEES ON THE WHITE PROXY CARD ACCOMPANYING THIS LETTER

DISCARD VORTEX’S PROXY CARD

The current members of the Board have transformed Pan American.

The current members of the Board of Directors have eliminated most of Pan American’s debt and doubled Pan American’s interest in its main asset, the Cieneguita Project, to 80%.  Further, Pan American now receives a steady stream of revenue and income, and the current Board’s efforts to complete a preliminary economic analysis (“PEA”) are expected to show the Cieneguita Project to be a viable silver-gold deposit.  Pan American now has positive working capital and its monthly income will provide much of the financing for the future development of the Cieneguita Project.  This will help prevent undue dilution to you as a stockholder.

The current Board intends to continue to build on these accomplishments and maximize stockholder value as Pan American begins the next essential step: completing a Feasibility Study for the Cieneguita Project, a seminal event which the current Board believes will maximize the deposit’s value and make it an attractive acquisition target for mid-cap gold producers.

We expect to commence the Feasibility Study this summer and preparations are already underway to do so.  Your current Board, as many of our stockholders are already aware, is more than qualified to do the job, has a track record of delivering on mining projects and is very excited to do so.  Each Board nominee has his own distinct expertise to contribute.  All are dedicated to building stockholder value and ensuring Pan American’s success.

The right Board of Directors to complete the job.

Six of our Board nominees are classified as independent directors, as defined under the listing standards of the Nasdaq Stock Market.  Together with the seventh, our current Executive Chairman and Principal Executive Officer, Neil Maedel, they are highly qualified and easily demonstrate an ideal mix of corporate leadership, and operational, financial and M&A expertise in the mining industry.  The addition of two new members to the slate complement the already formidable strengths of your existing Board.  Mr. Knight adds U.S. resource company expertise, while Mr. Marcos Touche adds an exceptional level of Mexico-centric, financial, accounting and operational depth to the Board slate.  We are the Board of Pan American Goldfields Ltd., we are your Board as we work to build value for our stockholders.

None of the Vortex nominees is qualified in mining.

A fact stockholders should find troubling is that not one nominee on the Vortex slate has any record of managing a mining company or developing a mining deposit.  In its notice to the Company, none of Vortex nominees claimed any professional credentials or prior experience regarding managing a mineral exploration or production company. They also did not claim (nor do they exhibit) any expertise regarding advancing a known mineral resource to the reserve category.  Additionally, three of the five Vortex nominees are directors at Vortex and may be more beholden to the interests of Vortex than Pan American and you and other stockholders.

Vortex’s actions have been deceptive and misleading.

Mr. Alvarez filed a costly lawsuit to force the Company to have an Annual Meeting of Stockholders, even though he knew the Company had already agreed to hold an Annual Meeting of Stockholders this June.  After failing in his attempt, Mr. Alvarez and Vortex launched their proxy solicitation disclosing that their real intent was to take over the Company based on their hope that information regarding the PEA and the Company’s financial results would not have been available to stockholders prior to holding the Annual Meeting of Stockholders.

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN - MAKE YOUR VOICE HEARD PLEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY

DISCARD VORTEX’S PROXY CARD

The 2013 Annual Meeting of Stockholders is critical to your Company’s future and every vote counts.  Your vote is important to us.  Regardless of how many Pan American shares you may own, we encourage you to make your shares count and protect your interests and rights as a stockholder by voting.  If you have any questions or need any assistance voting your shares, please contact MacKenzie Partners, Inc., who is assisting the Company in this matter, at the numbers listed below.

On behalf of Pan American’s Board of Directors, we thank you for your continued support and confidence in us. We remain committed to rewarding your trust and continuing to build value for all stockholders.

Sincerely,

/s/ Neil Maedel

Neil Maedel,
Executive Chairman and Director

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Cautionary Statements

This document contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risks, uncertainties and other factors.  The most significant of these risks, uncertainties and other factors are described in the Company’s Annual Report on Form 10-K under “Item 1A — Risk Factors” filed with the Securities and Exchange Commission on May 16, 2013. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Additional Information

Pan American Goldfields Ltd., its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Pan American stockholders in connection with the matters to be considered at Pan American’s 2013 Annual Meeting of Stockholders.  Pan American has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission in connection with the 2013 Annual Meeting of Stockholders. PAN AMERICAN STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC.  Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Pan American with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by writing to Pan American Goldfields Ltd., 570 Granville Street, Suite 1200, Vancouver, BC V6C 3P1, by calling Pan American’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885 or by email at proxy@mackenziepartners.com.